Exhibit 99.1

VERA BRADLEY ANNOUNCES STREAMLINED LEADERSHIP STRUCTURE

Simplified structure designed to drive cost savings, add marketing and merchandising focus, and fuel long-term profitable growth

Company announces elimination of Vera Bradley Brand President, Chief Creative Officer, and Chief Revenue Officer positions and resignations of Pura Vida Co-Presidents Goodman and Thall; Thall to remain in consulting role

Hiatt named to new post of Vera Bradley, Inc. Chief Marketing Officer

FORT WAYNE, Ind., January 24, 2023 – Vera Bradley, Inc. (Nasdaq: VRA) (“VRA” or the “Company”) today announced a new streamlined corporate structure designed to drive cost savings, add more focus on marketing and merchandising, and position the Company to deliver steady top- and bottom-line growth.

As a part of the reorganization, the Company has eliminated the positions of Vera Bradley Brand President, Chief Creative Officer, and Chief Revenue Officer. As a result, three members of the Vera Bradley Brand executive team – President Daren Hull, Chief Creative Officer Beatrice Mac Cabe, and Chief Revenue Officer Mary Beth Trypus – have departed the organization. “Daren, Beatrice, and Mary Beth each have made many meaningful contributions to the fabric and culture of our Company,” Jackie Ardrey, President and Chief Executive Officer of VRA commented. “Individually, each has made a big impact on Vera Bradley and the Company we are today. Their influences will be with us for years to come.

“These decisions were made in order to right-size our leadership team and cost structure for the size of our business, to address the continuing challenging macro environment, and to best position us to achieve our long-term strategic plans.”

The Company will add a position of Senior Vice President of Merchandising and Design for Vera Bradley, with Merchandising; Product Development; Design; and Merchandise, Planning, and Allocation reporting to that new post. A search is currently underway.

Pura Vida Co-Presidents Griffin Thall and Paul Goodman have made the decision to leave the Company, effective January 28, 2023. The Company will acquire the remaining 25% interest in Pura Vida from Thall and Goodman for $10 million, effective January 30, 2023. Ardrey noted, “We thank Griffin and Paul for building and growing such a wonderfully unique business and entrusting it to VRA. We remain very optimistic about the opportunities ahead for Pura Vida.” The search for President of Pura Vida is currently underway. In the interim, Pura Vida’s Vice President of Finance, Sujay Shah, will assume day-to-day oversight of Pura Vida and will report directly to Ardrey. Although Thall is leaving day-to-day operations, he will continue in a consulting role to support the team with marketing and branding direction.

Alison Hiatt has joined the Company as Chief Marketing Officer to oversee digital marketing, customer data, and ecommerce. The Vera Bradley brand and creative marketing, retail store, and retail brand experience teams will also report to Hiatt. Ardrey noted, “Alison will be a great addition to VRA with her extensive background as we elevate our focus on branding and continue to deliver a seamless digital and store commerce experience to our customers.”

Hiatt is an accomplished consumer and marketing leader with a versatile and deep track record of success for several industry-leading brands. Most recently, she was Chief Marketing Officer for Salt and Straw. Over the past four years, she was an instrumental part of transforming the unique ice cream company from a regional brand to an emerging national one through innovative marketing, digital, and ecommerce initiatives and strategic partnerships. Prior to Salt and Straw, Hiatt was Chief Marketing Officer of Banfield Pet Hospitals, a division of Mars, Inc. Previously, she held marketing-related and other retail posts with REI, Starbucks, and Amazon.

Ardrey noted, “It is critical to have a high-functioning, aligned executive leadership team, and this flattened and streamlined structure will help us execute better, make faster decisions, and drive success. These most recent organizational changes will produce annualized savings of over $2 million, on top of the $25 million of cost reductions previously identified and largely realized in fiscal 2023, which should position us to be a stronger, more nimble organization.

“I have been on board three months now. I am more convinced than ever that both brands have enormous potential, and I am very excited about the future of Vera Bradley, Inc. We have a portfolio of two iconic, lifestyle brands; multi-generational customers with remarkable loyalty and devotion; amazing brand recognition; a solid balance sheet; and an extraordinary culture. I believe the Company will deliver meaningful growth and value to our shareholders over the long term. We have some heavy lifting to do in fiscal 2024, but I am confident that we will emerge a stronger Company.”

About Vera Bradley, Inc.

Vera Bradley, Inc. operates two unique lifestyle brands – Vera Bradley and Pura Vida. Vera Bradley and Pura Vida are complementary businesses, both with devoted, emotionally-connected, and multi-generational female customer bases; alignment as casual, comfortable, affordable, and fun brands; positioning as “gifting” and socially-connected brands; strong, entrepreneurial cultures; a keen focus on community, charity, and social consciousness; multi-channel distribution strategies; and talented leadership teams aligned and committed to the long-term success of their brands.

Vera Bradley, based in Fort Wayne, Indiana, is a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand is known for its innovative designs, iconic patterns, and brilliant colors that inspire and connect women unlike any other brand in the global marketplace.

In July 2019, Vera Bradley, Inc. acquired a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Pura Vida, based in La Jolla, California, is a digitally native, highly-engaging lifestyle brand founded in 2010 by friends Paul Goodman and Griffin Thall. Pura Vida has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories.

The Company has three reportable segments: Vera Bradley Direct (“VB Direct”), Vera Bradley Indirect (“VB Indirect”), and Pura Vida. The VB Direct business consists of sales of Vera Bradley products through Vera Bradley full-line and factory outlet stores in the United States, verabradley.com, verabradley.ca, Vera Bradley’s online outlet site, and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 1,700 specialty retail locations throughout the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand. The Pura Vida segment consists of sales of Pura Vida products through the Pura Vida websites, www.puravidabracelets.com, www.puravidabracelets.eu, and www.puravidabracelets.ca; through the distribution of its products to wholesale retailers and department stores; and through its Pura Vida retail stores.

Vera Bradley Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brands; possible inability to successfully implement the Company’s long-term strategic plan; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our distribution facilities; or business disruption caused by COVID-19 or other pandemics. Risks, uncertainties, and assumptions also include the possibility that Pura Vida acquisition benefits may not materialize as expected and that Pura Vida’s business may not perform as expected. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 29, 2022. We undertake no obligation to publicly update or revise any forward-looking statement.

CONTACTS:
Investors:
Julia Bentley, VP of Investor Relations and Communications
jbentley@verabradley.com
(260) 207-5116

Media:
mediacontact@verabradley.com
877-708-VERA (8372)